UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2014

ORBITZ WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)
500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2014, Orbitz Worldwide, Inc. (the “Company”) announced that it has entered into an agreement with Travelport, LP and Travelport Global Distribution System, B.V. (collectively, “Travelport”) for the provision of global distribution services (“GDS Services”) to the Company to transact air, hotel and car rental bookings through Travelport’s global distribution systems (“GDSs”). In addition to the material definitive agreement with Travelport, the Company announced that it also entered into multi-year agreements with Amadeus and Sabre, Inc. for the provision of GDS Services. A copy of a press release dated February 10, 2014 announcing the entry into these three agreements is included as Exhibit 99.1 to this Form 8-K.
On February 4, 2014, Orbitz Worldwide, LLC (“Orbitz”), a subsidiary of the Company, entered into a Subscriber Services Agreement with Travelport, LP and Travelport Global Distribution System, B.V., effective January 1, 2014, under which Travelport will provide global distribution services to Orbitz through its global distribution systems (the “New Agreement”). Under the New Agreement and for mutually agreed consideration, Travelport agrees to provide content and GDS Services to Orbitz for air, hotel and car segments. In 2014, Orbitz is obligated to use only Travelport GDSs for all air and car segments booked on its domestic agencies and is subject to certain other exclusivity obligations for its segments booked in Europe and other markets. Beginning January 1, 2015, the Company will no longer be subject to exclusivity obligations. Orbitz is obligated to provide certain levels of volume over the contract period. If Orbitz fails to meet its volume commitments, it will have to pay a shortfall payment in certain cases. The New Agreement terminates on December 31, 2018.
The Subscriber Services Agreement entered into between Orbitz and Travelport on July 23, 2007, as amended and supplemented (the “Old Subscriber Services Agreement”), is terminated effective February 4, 2014, having been fully replaced by the New Agreement. In addition, the New Agreement modified the Old Subscriber Services Agreement effective January 1, 2014 through the termination date. Under the Old Subscriber Services Agreement, Orbitz was required to use only Travelport GDSs for air and car segments for all of its domestic agencies and was subject to certain other exclusivity obligations for its segments in Europe and other markets. The Old Subscriber Services Agreement also provided annual segment volume guarantees. The parties will have no further obligations or rights under the Old Subscriber Services Agreement after February 4, 2014.
The foregoing is a summary of the material terms and conditions of the Subscriber Services Agreement and is qualified in its entirety by reference to the Subscriber Services Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ended March 31, 2014.

Item 1.02	Termination of a Material Definitive Agreement.

The information required by Item 1.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.

99.1	Press Release, dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
Dated: February 10, 2014	By:	/s/ James F. Rogers
		Name:	James F. Rogers
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 10, 2014